SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e) (2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

SENSYTECH, INC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

            [    ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SENSYTECH, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 17, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sensytech, Inc. will be held at the main office of Sensytech, Inc., 8419 Terminal Road, Newington, Virginia, on Tuesday, February 17, 2004, at 10:00 a.m., local time, for the following purposes:

(a)	To elect seven members to the Board of Directors;

(b)	To ratify the appointment of independent auditors; and

(c)	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on December 18, 2003 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     THE BOARD OF DIRECTORS OF SENSYTECH, INC. HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE INDICATE THAT FACT BY MARKING THE APPROPRIATE LINE ON THE ACCOMPANYING PROXY FORM EVEN IF YOU DO NOT WISH TO GIVE YOUR PROXY. WHETHER YOU INTEND TO ATTEND THE MEETING OR NOT, PLEASE READ THE ENCLOSED MATERIAL, SIGN, MARK, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

By Order of the Board of Directors,
/s/ Lloyd A. Semple

Lloyd A. Semple
Secretary

Newington, Virginia
January 19, 2004

Sensytech, Inc.
Executive Offices
8419 Terminal Road
Newington, VA 22122-1430

SENSYTECH, INC.

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sensytech, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company (“Annual Meeting”) being held on Tuesday, February 17, 2004, at 10:00 a.m., local time, or at any adjournment thereof, for voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

Who May Vote

     Only stockholders of record as of the close of business on December 18, 2003 will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company had 6,498,178 shares of Common Stock, $.01 par value (the “Common Stock”), issued and outstanding on that date. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum. This Proxy Statement and the accompanying form of proxy are being first sent or given to the Company’s stockholders on or about January 19, 2004. Ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company’s principal office.

Voting Your Proxy

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, and FOR ratification of the appointment of auditors. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

     Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The seven candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors for the Company for the current fiscal year will require the affirmative vote of a majority of the shares of the Company’s Common Stock present or represented and entitled to vote at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal, other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Revoking Your Proxy

     Stockholders who execute a proxy in the accompanying form may nevertheless revoke the proxy at any time before it is exercised by giving written notice to the Secretary prior to the Annual Meeting, by executing and delivering a later dated proxy, or by voting in person at the meeting.

Solicitation of Proxies

     The expenses of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Common Stock is the only voting security of the Company. The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s Common Stock, as of December 18, 2003, by each person who is known by the Company to have been the beneficial owner of 5% or more of the shares of Common Stock outstanding on that date. Unless otherwise noted, each stockholder exercises sole voting and investment power with respect to the shares beneficially owned.

PRINCIPAL HOLDERS OF SECURITIES

NAME AND ADDRESS OF	NUMBER OF		PERCENT OF
BENEFICIAL OWNER	SHARES(1)		CLASS

S. Kent Rockwell 960 Penn Avenue, Suite 800 Pittsburgh, PA 15222	750,394	(2)	10.9

S. R. Perrino 6319 Chaucer View Circle Alexandria, VA 22304	606,596	(3)	8.8

(1)	The column sets forth shares of Common Stock which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the SEC.
(2)	Shares held by Rockwell Holdings, Inc., over which Mr. Rockwell has sole voting and investment power.
(3)	Includes 67,276 shares held of record by the Company’s 401(k) Profit Sharing Plan over which Mr. Perrino has sole voting and investment power.

OWNERSHIP OF EQUITY AND VOTING
SECURITIES BY DIRECTORS AND OFFICERS

     The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock by each person nominated for director, by each of the Executive Officers named in the Summary Compensation Table (the “Named Executive Officers”) and by all nominees and executive officers as a group, as of December 18, 2003. Except as noted, each person exercises sole voting and investment power over the shares beneficially owned.

NAME	NUMBER OF SHARES(1)		PERCENT OF CLASS(2)

Charles W. Bernard, Director	35,800		*
John Irvin, Director	20,121	(6)	*
S. R. Perrino, Director	606,596	(3)	8.8
Philip H. Power, Director	37,420		*
S. Kent Rockwell, Director & Executive Officer	750,394	(4)	10.9
John D. Sanders, Director	38,410	(5)	*
Lloyd A. Semple, Director	3,000		*
Donald F. Fultz, Executive Officer	52,902		*
Delano Esguerra, Executive Officer	2,000		*
James D. Ross, Executive Officer	54,918		*
All directors and executive officers as a group (10 persons)	1,601,561		23.3

*	Designates less than one percent.

(1)	The column sets forth shares of Common Stock, which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the SEC, including shares of Common Stock that may be acquired upon exercise of stock options that were exercisable as of December 18, 2003, or within the next 60 days as follows: Dr. Bernard, 10,000; Mr. Irvin,

10,000; Mr. Perrino, 10,000; Mr. Power, 13,000; Mr. Rockwell, 50,000; Dr. Sanders, 10,000; Mr. Semple, 3,000; Mr. Fultz, 40,000, Mr. Ross, 40,000.

(2)	For purposes of calculating the percentage of Common Stock beneficially owned by any person or group, the shares issuable to such person or group upon exercise of stock options that were exercisable as of December 18, 2003, or within the next 60 days, are considered outstanding.
(3)	Includes 67,276 shares held in the Company’s 401(k) Profit Sharing Plan over which Mr. Perrino has sole voting and investment power.
(4)	Shares held by Rockwell Holdings, Inc. over which Mr. Rockwell has sole voting and investment power.
(5)	Includes 550 shares owned by Dr. Sanders’ spouse and 16,990 shares held in a profit sharing plan over which Dr. Sanders has sole voting and investment power.
(6)	Includes 1,000 shares owned by Mr. Irvin’s spouse over which Mr. Irvin has sole voting and investment power.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

     Seven directors, constituting the entire Board of Directors, will be elected at the Annual Meeting, each to hold office until the next Annual Meeting of Stockholders or his earlier death or resignation or until his successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board of Directors at the Annual Meeting are listed in the table below.

     If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board of Directors or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The seven nominees receiving the highest number of votes cast at the meeting will be elected as Directors. PROXIES SUBMITTED ON THE ACCOMPANYING PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW, UNLESS THE PROXY CARD IS MARKED OTHERWISE. The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

			YEAR FIRST
			ELECTED OR
			APPOINTED
NAME	AGE	PRINCIPAL OCCUPATION OR EMPLOYMENT	DIRECTOR*

Charles W. Bernard	72	Consultant	1992
John Irvin	49	Senior Financial Manager	2000
S. R. Perrino	69	Director	1972
Philip H. Power	65	Chairman, HomeTown Communications Network, Inc	1985
S. Kent Rockwell	59	Chairman and CEO of the Company	1987
John D. Sanders	65	Investor/Consultant	1982
Lloyd A. Semple	64	Member/Dykema Gossett PLLC	2003

*	Reflects the year first elected or appointed to the Board of Directors of the Company or the Board of Directors of a predecessor of the Company.

CERTAIN INFORMATION REGARDING NOMINEES
AND EXECUTIVE OFFICERS

     S. Kent Rockwell, Chairman of the Board and CEO of the Company is former Chairman of the Board, CEO, and President of Astrotech International Corporation, where he served from 1986 to 1997. Mr. Rockwell has served as Chairman of Rockwell Forest Products, Inc. since 1983, Appalachian Timber Services, Inc. since 1988, and Chairman and President of Rockwell Venture Capital, Inc. since 1983. Mr. Rockwell previously served on the board of Rockwell International, Inc. from 1973 to 1983.

     S. R. Perrino, Director, served as Chairman of the Board, CEO, and President of S.T. Research Corporation (STR), a predecessor of the Company, from its inception in 1972 until July 7, 1998. He continued to serve as Chairman of the Board until February 9, 2000. From 1967 to 1974, Mr. Perrino worked as a consultant to the U.S. Navy for threat warning systems, and to various companies including STR, Systems Dynamic, Inc., and System Consultants. From 1960 through 1967, Mr. Perrino served as Director of Marketing/Project Engineer for Radiation Systems, Inc. where he was one of the original founders.

     Dr. Charles W. Bernard, Director, served in a number of Government positions. He was Technical Director of the Naval Weapons Laboratory in Dahlgren, Virginia, from 1973 to 1975, and the Naval Ordnance Laboratory in White Oak, Maryland, from 1975 to 1977. He was Director of Land Warfare on the staff of the Under Secretary of Defense for Research, Development and Acquisition from 1978 to 1988. He founded the Columbia Bay Company and co-founded K&B Engineering Associates in 1995. Dr. Bernard has been on the boards of directors of the Naval Weapons Laboratory from 1969 to 1975, the Naval Ordnance Laboratory from 1975 to 1977, the Naval Surface Weapons Center from 1975 to 1977, the Columbia Bay Company from 1988 to present, and K&B Engineering Associates from 1995 to present.

     Dr. John D. Sanders, Director, serves as a business consultant to emerging technology companies. He was Chairman and Chief Executive Officer of Tech News, Inc., a technology news publisher, from 1988 to 1996, prior to its sale to the Washington Post Company. In addition, Dr. Sanders has been a Registered Representative of Wachtel & Co., Inc., a Washington D.C.-based stock brokerage firm, since 1968. Dr. Sanders serves on the boards of directors of Analex Inc., ITC Learning Corporation, and Precision Auto Care, Inc.

     Mr. John Irvin, Director, is President of Innovative Benefits Consulting, Inc., a benefits and insurance consulting firm. From 1983 through 1993, Mr. Irvin was Vice Chairman and co-founder of Mid Atlantic Capital Group and President of Mid Atlantic Insurance Corporation, where he specialized in serving the financial planning, asset management and insurance needs of high net worth individuals. He also chaired the committee which oversaw mergers, acquisitions and strategic planning for Mid Atlantic. Prior to that, Mr. Irvin managed his own certified public accounting firm. He serves on the board of directors of Partners Financial, a national producer group.

     Mr. Philip H. Power, Director, has served as Chairman of HomeTown Communications Network, Inc., Livonia, Michigan, (formerly known as Suburban Communication Corporation) a publisher of numerous daily and weekly newspapers for more than 20 years. Mr. Power has served on the Boards of Directors of several public and privately held corporations. He was a Regent of the University of Michigan from 1987 through 1998; he is presently the Vice Chair of the Michigan Economic Development Corporation.

     Mr. Lloyd A. Semple, Director, is a member of Dykema Gossett PLLC, a Detroit based law firm consisting of 280 lawyers. He served as the firm’s Chairman and CEO from 1995 to 2002, and previously he served on the firm’s Executive Committee and as the leader of the Corporate and Finance Practice Group. He has been with Dykema Gossett since 1964. Mr. Semple has served on Boards of Directors of several public and privately held companies, and from 1997 to 2002, served as the Chairman of the Board of the Detroit Medical Center Corporation, a seven hospital integrated health delivery system located in southeast Michigan.

     The Board of Directors has determined that all of the members of the Board are “independent directors” as defined in NASDAQ Rule 4200, except Mr. Rockwell. The Board has adopted a code of conduct applicable to all directors, officers and employees of the Company. A copy of the code is posted on the Company’s website.

OTHER EXECUTIVE OFFICERS

     Donald F. Fultz has served as our vice president, chief financial officer and treasurer since 2000, and served as our director of business operations from 1996 to 2000. Previously, Mr. Fultz was a member of the senior staff of Booz, Allen, and Hamilton, a business consulting company from 1990 to 1996.

     Delano Esguerra has served as our vice president of business development since 2001. Mr. Esguerra previously served as vice president – business development of Mnemonics, Inc., a company specializing in hardware and software design and development of computer and microprocessor-based systems, subsystems and associated equipment, from 1999 to 2001. He was also director of business development for Andrew SciComm, Inc., a supplier of signal intelligence and electronic warfare systems, from 1996 to 1999.

     James D. Ross has served as our vice president of the Communications Group since May, 2000. Mr. Ross previously was one of our program managers, providing management, business development, and engineering expertise on a variety of programs for U.S. federal government, international, and commercial customers, from 1984 to May, 2000.

MEETINGS AND COMMITTEES OF THE BOARD

     During the last fiscal year, the Board of Directors of the Company met a total of four times. The Audit Committee met seven times, the Executive Committee met one time, the Governance and Nominating Committee met one time, and the Executive Compensation/Stock Option Committee met four times. Each of the directors attended 95% or more of the aggregate number of meetings of the Board and Committees on which he served during the last fiscal year.

     Audit Committee

     The members of the Audit Committee are Messrs. Bernard, Irvin, Perrino, and Sanders. All of the members of the Audit Committee are deemed to be independent under Rule 4200(a) (15) of The NASDAQ Stock Market, Inc. (“NASDAQ”) listing standard. The Board of Directors has determined that Mr. Irvin qualifies as an audit committee financial expert, as that term is defined in SEC Regulation S-K Item 401(2), and that he is independent as defined in Rule 4200(a)(15) of NASDAQ. The Board of Directors has adopted a written Audit Committee charter. That charter has been reviewed by the Audit Committee and the Board in the last fiscal year and has been amended to conform to the federal law, the rules of the Securities and Exchange Commission (“SEC”) and NASDAQ. The revised Audit Committee Charter is attached hereto as Exhibit A.

     Generally, the Audit Committee recommends for approval by the Board of Directors the independent auditors for each fiscal year; reviews with the independent auditors the scope and results of the audit engagement; after discussion with management and the independent auditors, recommends to the Board of Directors to include the audited financial statements in the Annual Report; and reviews any non-audit services to be performed by the independent auditors. The Audit Committee also examines the scope and results of the Company’s procedures, the adequacy of its system of internal accounting and financial controls, and evaluates the independence of the independent auditors and their fees for services. The Audit Committee can hire independent counsel and other advisors, if it deems it necessary. The Audit Committee also has the responsibility to establish procedures for complaints from employees of the Company regarding accounting, internal accounting controls or auditing.

     The Audit Committee has adopted policies governing its pre-approval of all audit services to be provided by the outside auditor. The Committee has also adopted policies governing its pre-approval of all permitted non-audit services to be provided by the outside auditor. Under these policies, the Company cannot hire an outside auditor to provide any audit or non-audit services to the Company without the prior approval of the Audit Committee. In each instance the committee policies and procedures require it to review the proposed service as to scope and reasonableness, the cost thereof and whether performance of the service would adversely affect the auditor’s independence.

     Finally, the Audit Committee reviews and approves on an ongoing basis all related party transactions which would need to be disclosed in this proxy statement under the rules of the SEC for potential conflict of interest situations.

Compensation/Stock Option Committee

     The members of the Compensation/Stock Option Committee are Messrs. Bernard, Irvin, Power, and Sanders. The Executive Compensation/Stock Option Committee is responsible for reviewing the performance of, and recommending salaries and other compensation arrangements for, officers of the Company, as well as reviewing bonus, pension and other compensation plans prepared by management for consideration by the Board, and performing such other functions as may be delegated to it under the provisions of any bonus, stock option, pension or other compensation plan adopted by the Company.

Governance and Nominating Committee

     The Governance and Nominating Committee members are Messrs. Semple, Irvin and Perrino, all of whom are considered independent under the rules of NASDAQ. Among other matters, the committee reviews and recommends to the full Board persons for service as Directors and considers suggestions for nominees for election as Director from stockholders. A copy of the committee’s charter is available on the Company’s website.

     It is the policy of the committee to consider suggestions for persons to be nominated for Director that are submitted by stockholders. Stockholder suggestions for Director nominees will be evaluated as would suggestions for Director nominees made by management or then current Directors. In general, the committee looks for candidates for Director nominees whom it feels can work with the existing Directors and make a significant contribution to the success of the Company. Stockholders suggesting persons as Director nominees should send information about the proposed nominee to the Chairman of the Governance and Nominating Committee at the Company’s address. This information should include a signed statement by the proposed nominee that he or she is willing to serve as a Director of the Company and any information that the stockholder feels will fully inform the Board about the proposed nominee and his or her qualifications. The committee may request further information from the proposed nominee. All nominees for the Board must qualify as “independent” under the rules of NASDAQ. Further, because of the nature of the Company’s business, proposed nominees may be required to obtain appropriate security clearances from the federal government before they can be formally nominated. Under federal law and the rules of NASDAQ and the SEC, some of the Directors must have certain levels of expertise in understanding financial statements and reports. Finally, from time to time, the Board may determine that it needs a Director with a particular expertise and will actively recruit such a Director candidate. When, if ever, this may occur, and what expertise the Board may feel it needs a Director candidate to have in the future, cannot be determined at this time.

     The committee considers potential nominees for Director who are recommended by management, by then serving Directors or by others whose judgment the committee respects. The process for evaluating these recommendations is the same as described above for nominees submitted by stockholders.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by SAS 61, as it has been modified or supplemented. The Committee has received the written disclosure and the letter from the independent accountants which is required by Independent Standards Board Standard No. 1 (Independence Standards Board Standard No. 1 Independence Discussions with Audit Committee), as it has been modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence. Based upon the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year which has been filed with the Securities and Exchange Commission.

/s/ The Audit Committee

John Irvin, S. R. Perrino, Charles Bernard, and John Sanders

COMPENSATION COMMITTEE REPORT

     The Compensation Committee develops the Company’s executive compensation programs, which are then reviewed by the Board of Directors. We believe that these programs align executive compensation with the Company’s business strategy and management initiatives and are intended to attract, retain, motivate and reward executive leadership of a caliber and level of experience necessary to achieve the overall business objectives of the Company. We endeavor to implement an integrated, performance-oriented compensation program that balances short- and long-term objectives to enhance shareholder value and that places Company executives in a responsible competitive range of total compensation based on the magnitude of business operations, strategic accomplishments, and company performance.

     We make recommendations to the Board of Directors with respect to base salary and annual incentive award. We take into consideration the attainment of both operational short-term and enterprise wide long-term objectives of the Company that may not be reflected in the current period’s earnings and stock performance.

     The Company’s executive compensation programs consist primarily of the following integrated components:

•	Base Salary: Designed to compensate executives competitively based on industry and marketplace standards. When establishing base rates of pay for executives, the Committee considers marketplace data for comparable positions and the relative performance and contribution of each executive to the business.

•	Annual Incentive Awards: Provide a direct link between executive compensation and the total Company’s performance. Annual awards take into account the financial and operational performance of the business and consideration is given to strategic acquisitions, which complement and add value to the company’s core business segments. Executive performance is also assessed against standards of ethical business conduct, leadership competencies, and people-related initiatives.

•	Long-Term Incentives: Consist primarily of stock options and restricted stock that link management decision making with the Company’s strategic business plan and long-term company performance. These awards are intended to align the executive’s interest with those of the stockholders.

Executive Compensation

Base Salary

     Base salary levels for the Chief Executive Officer and other executive officers of the company are reviewed and approved to the Committee annually to ensure competitiveness. Our policy is to maintain base salaries at competitive levels with a peer group established for compensation comparisons. The compensation peer group includes industry competitors as well as other corporations of a similar size.

     Based on this review and the individual performance of each executive, we recommend base salary increases, if appropriate.

Annual Incentives

     All executive officers, including the CEO, participate in a Results Based Incentive Plan, which is designed to focus management attention and effort on the attainment of established performance metrics. Specific performance metrics and weightings are established at the corporate level and encompass metrics for overall Company performance at the beginning of each fiscal year. Historically, these metrics have been based on a return on equity model reviewed by our outside auditors.

     Individual awards under the company’s Results Based Incentive Plan reflect an executive’s contribution to the Company’s achievement of established performance goals, as well as the successful management of human resources and the furtherance of ethical business behavior and leadership competencies. Executive officers listed in the Summary Compensation Table received incentive awards based on our review of their competitive marketplace position and their accomplishment of individual performance objectives.

Long-Term Incentives

     Stock option grants are the Company’s principal vehicle for long-term compensation. The Company issues options at fair market value at the date of grant and the executive only receives compensation from the grant if the stock appreciates in value. Similar to the process used in making the annual base salary recommendations and the results based incentive awards, option awards are based upon current industry and marketplace compensation data. Award recommendations are made on the basis of an executive’s level of responsibility, value to the organization, and contribution to the overall management of the Company. The size of each executive’s award is determined by considering norms for comparable positions in the industry and marketplace. Equitable distribution within the Company is also considered.

     We believe that granting stock options encourages executive officers to manage the Company from the perspective of a stockholder with an equity stake in the business. As the value of the Company increases over time, the value of the shares of stock underlying the options granted to each of the executive officer increases, providing a strong incentive for executive officers to enhance stockholder value over time. Participation in the option program is not limited to executive officers, but extends to a broad range of key employees of the Company.

CEO Compensation

     The compensation of the CEO is based on several factors which are considered by the Compensation/Stock Option Committee in preparing their recommendation to the full board of directors. These factors include:

1.	Total compensation of similarly situated public company CEO’s as determined by an independent third party compensation consulting firm;

2.	Overall Company performance for the fiscal year;
3.	Specific individual leadership accomplishments during the fiscal year; and
4.	Forecasted performance for the coming year.

Base Salary

     The current base salary of S. Kent Rockwell, our CEO, was established after reviewing his performance and contribution to Sensytech’s performance and comparing them with information on companies deemed to be peers of the Company and other information provided to the committee by an outside compensation consultant.

Annual Incentive Award

     In reviewing the CEO’s total compensation package, we gave consideration to a number of key factors, primarily the Company’s financial and operational performance for the previous fiscal year, its financial health and its prospects for long-term growth.

Other Compensation

     The company’s compensation programs also include certain other items, which may include (i) life insurance coverage, (ii), matching contributions under the Sensytech 401(k) plan consistent with the match offered all employees, and (iii) other miscellaneous compensation.

Summary

     Sensytech’s executive compensation plans have been designed to attract and retain outstanding management talent by providing a broad program of competitive, equitable, and performance-based compensation, and to align executive rewards with the long-term interest of stockholders.

/s/ The Compensation Committee

John Irvin, Charles Bernard, Philip Power, John Sanders and Lloyd Semple

COMPENSATION OF DIRECTORS

     From February 12, 2002, to the first quarter of fiscal year 2003, outside directors receive $3,500 per quarter with an additional payment of $500 for each Board or Committee meeting attended.

     Effective the second quarter of fiscal year 2003, outside directors receive $5,000 per quarter for Board and Committee meetings. Audit Committee members receive an additional $1,000 per quarter. The Audit Committee Chairman receives an additional $2,000 per quarter. Directors are reimbursed for travel expenses incurred in connection with their attendance at Board and Committee meetings. Employee directors do not receive directors’ fees.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation for the years indicated for the person who served as the Company’s Chief Executive Officer during fiscal 2003 and for the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, who served during fiscal 2003.

						LONG TERM COMPENSATION
			ANNUAL COMPENSATION			AWARDS
NAME AND					OTHER ANNUAL	RESTRICTED	SECURITIES	PAYOUTS
PRINCIPAL	FISCAL		SALARY	BONUS(1)	COMPENSATION(2)	STOCK	UNDERLYING	LTIP	ALL OTHER
POSITION	YEAR		($)	($)	($)	AWARD(S)(3)	OPTIONS/SARS(#)	PAYOUTS	COMPENSATION

S. Kent Rockwell	2003		$210,846	$168,762	$5,742	$0	0	$0	$0
Chairman, CEO	2002		$200,000	$168,923	$5,305	$0	0	$0	$0
	2001		$200,000	$0	$6,447	$0	0	$0	$0

David A. Smith	2003	(5)	$205,808	$0	$32,250	$0	0	$0	$0
President, COO	2002	(4)	$53,077	$25,000	$6,923	$0	0	$0	$0
	2001		N/A	N/A	N/A	$0	0	$0	$0

Donald F. Fultz	2003		$150,484	$44,955	$4,149	$0	0	$0	$0
Vice President,	2002		$135,519	$25,030	$3,762	$0	0	$0	$0
CFO/Treasurer	2001		$129,150	$5,883	$3,859	$11,240	0	$0	$0

Delano Esguerra	2003		$122,965	$18,371	$673	$0	0	$0	$0
Vice President,	2002		$99,346	$12,247	$135	$0	0	$0	$0
Business Development	2001		N/A	N/A	N/A	$11,841	0	$0	$0

James D. Ross	2003		$136,643	$34,020	$4,776	$0	0	$0	$0
Vice President,	2002		$126,485	$23,452	$3,824	$0	0	$0	$0
Communications Group	2001		$120,663	$5,461	$4,205	$10,524	0	$0	$0

(1)	Paid pursuant to the Company’s Incentive Compensation Plan.
(2)	Detail of amounts reported in the “Other Annual Compensation” column is provided in the following table.
(3)	Paid pursuant to the Company’s Incentive Compensation Plan. Shares vest upon one-year anniversary of the stock award.
(4)	Mr. Smith served as President and Chief Operating Officer starting in June, 2002.

(5)	Mr. Smith resigned as President and Chief Operating Officer effective October 31, 2003.

     The following table provides information regarding Other Annual Compensation not properly categorized as salary or bonus:

	FISCAL	401(K)/PENSION PLAN	EXCESS LIFE	AUTO/HOUSING/
OFFICER'S NAME	YEAR	CONTRIBUTION ($)	INSURANCE ($)	FUEL ($)

S. Kent Rockwell	2003	$4,968	$774	$0
	2002	$4,531	$774	$0
	2001	$5,673	$774	$0

David A. Smith	2003	$0	$0	$32,250
	2002	$0	$0	$6,923
	2001	N/A	N/A	N/A

Donald F. Fultz	2003	$4,012	$137	$0
	2002	$3,657	$105	$0
	2001	$3,722	$137	$0

Delano Esguerra	2003	$673	$0	$0
	2002	$0	$135	$0
	2001	N/A	N/A	N/A

James D. Ross	2003	$4,776	$0	$0
	2002	$3,775	$49	$0
	2001	$4,141	$64	$0

2002 STOCK INCENTIVE PLAN

     The purpose of the Plan is to promote the interests of the Company and its stockholders by providing incentives and rewards to those employees who are largely responsible for the success and growth of the Company and its subsidiaries; to assist the Company in attracting and retaining executives and other key employees with experience and ability; and to attract and retain experienced and qualified Directors who are not employees of the company or a subsidiary.

Granting of Awards

     The Committee is authorized to grant Awards under the 2002 Plan which may include shares of Common Stock, Restricted Shares, Stock Options, Performance Shares, Performance Units, Target Awards and cash. The Committee may establish performance goals to be achieved within any performance period it may select using any measures of the performance of the Company it may select as a condition to the receipt of the Award.

Change of Control

     The 2002 Plan provides that in the event of a Change in Control (as described below), with certain exceptions, (a) all outstanding Stock Options will become fully vested and exercisable, (b) all Stock Awards will become fully vested, and (c) Performance Units may be paid out in such manner and amounts as determined by the Committee. For purposes of the 2002 Plan, a Change in Control will generally be deemed to have occurred it (i) with certain limited exceptions, any person becomes the beneficial owner of 40% or more of the combined voting power of the Company’s then outstanding securities; (ii) the Company’s stockholders approve a merger or consolidation of the Company other than (A) a merger or consolidation with would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the surviving entity, or (B) a merger or consolidation effected to implement a recapitalization in which no person acquires more than 15% of the Company’s then outstanding securities having the right to vote for the election of directors; (iii) the Company’s stockholders approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all of its assets; or

(iv) during any 24-month period, the majority of the membership of the Board changes without the approval of two-thirds of the Directors who were either Directors at the beginning of the period or whose election was previously so approved.

OPTIONS

Options Grants in the Last Fiscal Year

INDIVIDUAL GRANTS
	NUMBER OF	PERCENT OF TOTAL
	SECURITIES	OPTIONS GRANTED TO
	UNDERLYING OPTIONS	EMPLOYEES IN FISCAL	EXERCISE OR BASE
NAME	GRANTED #	YEAR	PRICE ($/SHARE)	EXPIRATION DATE

S. Kent Rockwell	0	—	—	—
David A.Smith	50,000	42.1%	8.60	9/23/2012
Donald F. Fultz	0	—	—	—
Delano Esguerra	0	—	—	—
James D. Ross	0	—	—	—

     The following table provides information concerning stock option exercises in fiscal 2003 by the Named Officers and the value of their unexercised options at September 30, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/Sar Values

					VALUE OF
			NUMBER OF		UNEXERCISED
			UNEXERCISED		IN-THE-MONEY
	SHARES		OPTIONS AT		OPTIONS AT
	ACQUIRED		FISCAL YEAR		FISCAL YEAR
	ON	VALUE	END (#)		END ($)
	EXERCISE	REALIZED	EXERCISABLE (E)/		EXERCISABLE (E)/
NAME	(#)	($)	UNEXERCISABLE(U)		UNEXERCISABLE(U)

S. Kent Rockwell	0	$0	50,000	(E)	$792,000
			0	(U)	$0

David A. Smith	0	$0	16,667	(E)	$264,000
			33,333	(U)	$528,000

Donald F. Fultz	0	$0	37,000	(E)	$586,000
			3,000	(U)	$47,500

Delano Esguerra	0	$0	2,000	(E)	$31,700
			8,000	(U)	$126,800

James D. Ross	0	$0	37,000	(E)	$586,000
			3,000	(U)	$47,500

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns on common shares, based on the market price of common shares, with the cumulative total returns of companies in the Russell 2000 Index and the BB&T Defense Electronics Index.

     Total return assumes $100 invested on September 30, 1998 in Sensytech Stock, the Russell 2000 Index, and the BB&T Defense Electronics Index.

	PERFORMANCE GRAPH TABLE
	1998	1999	2000	2001	2002	2003
Sensytech Stock	100	150	100	189	225	396
Russell 2000 Index	100	118	143	111	100	134
BB&T Defense Electronics Index	100	96	123	210	240	231

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). They are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. During fiscal 2003, John Irvin, a director, filed a Form 4 report relating to the sale of 3,000 shares of the Company’s common stock 19 days late. Except as described in the preceding sentence, based on our review of the reportings, we believe that during fiscal 2003 all of the members of the Board, the executive officers and 10% stockholders complied with the foregoing filing requirements. Based on written representations from certain reporting persons, no other reports were required for fiscal year 2003 and the Company believes that all Section 16(a) filing requirements applicable to the directors, officers and 10% stockholders were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time, the Company rents an airplane from Rockwell Venture Capital, Inc. (“RVC”), which is owned and managed by the Company’s CEO, S. Kent Rockwell. When the airplane is rented, it is used by the Company for business purposes. The Company pays only for the time it is using the airplane. It does not pay for the use of the airplane on trips where Mr. Rockwell is the only employee on the airplane. The Company pays RVC at a rental rate which does no more than reimburse RVC for the expenses of operating the airplane during the period it is rented. The Company believes that the terms of the rental agreement, which has been approved by the Audit Committee, are at least as favorable to the Company as those it could obtain from an unrelated third party. For the year ended September 30, 2003, the Company recorded expenses of $169,000 for the use of the airplane, of which $51,000 was unpaid as of the end of the year.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has, upon recommendation of the Audit Committee, selected PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 2004, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has been the independent auditors of the Company since 1998.

     During the Company’s two most recent fiscal years, there has been no reportable event as defined in Regulation S-K Item 304(a).

     The Company has been advised by PricewaterhouseCoopers LLP that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent certified public accountants and their clients during the last fiscal year. Representatives of PricewaterhouseCoopers LLP will be available via teleconference during the meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the meeting.

Principal Accountant Fees and Services

     The following is a summary of the fees billed to Sensytech, Inc. by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 30, 2003 and 2002.

Fee Category	Fiscal 2003	Fiscal 2002
Audit Fees	$220,000	$199,000
Audit-related fees	19,000	18,000
Tax fees	41,000	31,000
All other fees	0	0

Total fees	$280,000	$248,000

     Audit Fees. Consists of fees billed for professional services rendered for the audit of Sensytech, Inc.’s consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. These also include fees in fiscal year 2003 and 2002 related to the public offering of stock completed in the first quarter of fiscal year 2003.

     Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Sensytech, Inc.’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits and acquisition related services during fiscal years 2003 and 2002.

     Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal and state tax compliance.

     All other Fees. Consists of fees billed for professional services, other than the services reported as “Audit Fees”, “Audit-Related Fees”, or “Tax Fees”, provided by PricewaterhouseCoopers LLP.

     The Board of Directors recommends that the Company’s stockholders vote FOR approval of the proposal to ratify the appointment of independent auditors.

GENERAL

     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual

Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

FORM 10-K

     The Company will mail, without charge, a copy of its Annual Report of Form 10-K to any stockholder who so requests. If you wish to receive a copy of the Form 10-K, please contact Investor Relations, Sensytech, Inc. 8419 Terminal Road, Newington, VA 22122-1430.

STOCKHOLDER COMMUNICATIONS

     The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications. The screening procedures have been approved by a majority of the independent directors of the Board.

     The Board has a policy that Directors should attend annual meetings of stockholders, unless there are extenuating circumstances.

STOCKHOLDER PROPOSALS FOR YEAR 2005 ANNUAL MEETING

     Any stockholder who intends to present a proposal at the Company’s 2005 Annual Meeting of Stockholders must send the proposal to the Secretary, Sensytech, Inc., 8419 Terminal Road, Newington, VA 22122-1430.

     If the stockholder intends to present the proposal at the Company’s 2005 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal:

•	must be received by the Company no later than September 5, 2004; and

•	must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     The Company is not obligated to include any stockholder proposal in its proxy materials for the 2004 annual meeting if the proposal is received after the September 5, 2004 deadline.

     If a stockholder submits a proposal after the September 5, 2004 deadline but still wishes to present the proposal at the 2005 annual meeting, the proposal:

•	must be received by the Company no later than January 8, 2005;

•	must present a proper matter for stockholder action under the Delaware General Corporation Law;

•	must present a proper matter for consideration at such meeting under the Company’s certificate of incorporation and bylaws; and

•	must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the Securities and Exchange Commission.

By Order of the Board of Directors

/s/ Lloyd A. Semple

Lloyd A. Semple
Secretary

EXHIBIT A

SENSYTECH, INC.
AUDIT COMMITTEE CHARTER

Function of the Committee:

     The Committee will assist the Board in fulfilling the Board’s oversight responsibilities relating to accounting for the Corporation’s financial position and results of operations, as well as such other matters as may from time to time be specifically delegated to the Committee by the Board.

     While the Committee has the powers and responsibilities set forth in this Charter and the Corporation’s Articles of Incorporation, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the outside auditors. Likewise, it is not the responsibility of the Committee to conduct investigations, to resolve disputes, if any, between management and the outside auditors or to assure compliance with laws or the Corporation’s corporate compliance program or code of ethics.

Composition of the Committee:

     Requirements. The Committee will consist of at least three Board members. Each member of the Committee must be, in the opinion of the Board, free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities as a Committee member. In determining independence, the Board will observe the requirements of Rules 4200(a)(15); 4200A(a)(14) and 4350(d)(2) of The NASDAQ Stock Market, Inc. and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Act”), subject to the exemptions provided in Rule 10A-3(c). In addition, no member shall have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years.

     Each member of the Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement.

     At least one member of the Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in that individual’s financial sophistication. Such experience may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Appointment. The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Corporation’s outside auditors and the appropriate officers of the Corporation, be responsible for calling meetings of the Committee, establishing agenda therefore and supervising the conduct thereof.

Outside Auditors:

     The Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, retention and oversight of any registered public accounting firm engaged (including those engaged for the purpose of resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. Each such registered public accounting firm must report directly to the Committee.

Responsibilities of the Committee:

     The Committee will:

1.	Appointment of Outside Auditors: Appoint and set the compensation for any registered public accounting firm to be retained by the Corporation.

2.	Review Independence of Outside Auditors: In connection with appointing any firm as the Corporation’s outside auditors, review the information provided by management and the outside auditors relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditors.

The Committee is responsible for (1) ensuring that the outside auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard No. 1, (2) actively engaging in dialogue with the outside auditors with respect to any disclosed relationship or service that may impact the objectivity and independence of the outside auditors, and (3) taking appropriate action to oversee the independence of the outside auditors.

3.	Review Audit Plan: Review with the outside auditors their plans for, and the scope of, their annual audit and other examinations.

4.	Conduct of Audit: Discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

5.	Review Audit Results: Review with the outside auditors the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of their reviews of the Corporation’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports of the results of such other examinations outside of the course of the outside auditors’ normal audit procedures that the outside auditors may from time to time undertake.

6.	Review Financial Statements: Review with appropriate officers of the Corporation and the outside auditors the annual and quarterly financial statements of the Corporation prior to public release thereof.

7.	Review Internal Audit Plans: Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities.

8.	Review Systems of Internal Accounting Controls: Review with management, the outside auditors, legal counsel, and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Corporation’s internal accounting controls, the Corporation’s financial, auditing and accounting organizations and personnel and the Corporation’s policies and compliance procedures with respect to business practices.

9.	Review Recommendations of Outside Auditors: Review with the appropriate members of the staff and management recommendations made by the outside auditors, as well as such other matters, if any, as such persons or other officers of the Corporation may desire to bring to the attention of the Committee.

10.	Securities Exchange Act: Obtain assurance from the outside auditors that Section 10A of the Securities Exchange Act has been complied with.

11.	Review Other Matters: Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Corporation as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

12.	Board Reports: Report its activities to the Board in such manner and at such times as it deems appropriate.

13.	Complaint Procedures: Establish procedures for: (1) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

Meetings of the Committee:

     The Committee shall meet at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Corporation or the Corporation’s outside legal counsel or outside auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately.

Advisers:

     The Committee may engage, at such times and on such terms as the Committee determines in its sole discretion and at the Corporation’s expense, special legal, accounting or other advisers as it determines necessary to carry out its duties and responsibilities as set forth herein.

Funding:

     The Corporation will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for the payment of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or the Corporation; (2) compensation to any advisers employed by the Committee pursuant to this Charter; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Annual Report:

     The Committee will prepare, with the assistance of management, the outside auditors and outside legal counsel, a report for inclusion in the Corporation’s proxy or information statement relating to the Annual Meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

Annual Review of Charter:

     The Committee will review and reassess, with the assistance of management, the outside auditors and outside legal counsel, the adequacy of the Committee’s Charter at least annually.

PROXY	PROXY

2004 ANNUAL STOCKHOLDERS’ MEETING
SENSYTECH, INC.

     The 2004 Annual Meeting of Stockholders of Sensytech, Inc. will be held at the main office of Sensytech, Inc., 8419 Terminal Road, Newington, Virginia, on Tuesday, February 17, 2004, at 10:00 a.m., local time. The undersigned hereby constitutes and appoints Joseph T. Houston and Sharon M. Johnson, or either of them, with power of substitution, as attorneys and proxies to appear and vote, as designated below, all of the shares of Common Stock of Sensytech, Inc. that the undersigned is (are) entitled to vote at the 2004 Annual Meeting and at any adjournments thereof, upon the following matters which are being proposed by the Company:

     1.      Election of Directors. For the election as directors of all nominees listed below (except as marked to the contrary): [    ]

               [   ] Charles W. Bernard; [    ] John Irvin; [    ] S. R. Perrino; [    ] Philip H. Power;

               [   ] S. Kent Rockwell; [    ] John D. Sanders; [    ] Lloyd A. Semple

Withhold authority for the following:

                [    ] Charles W. Bernard; [    ] John Irvin; [    ] S. R. Perrino; [    ] Philip H. Power;

                [    ] S. Kent Rockwell; [    ] John D. Sanders; [    ] Lloyd A. Semple

Withhold authority for all nominees: [    ]

     2.      Ratification of selection of independent auditors. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the 2004 Fiscal Year.

                [    ]     FOR                 [    ]     AGAINST                 [    ]    ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED JANUARY 19, 2004 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated January 19, 2004, and the 2003 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Signature	Date

Signature	Date

NOTE: Please sign exactly as name(s) appear(s) on stock records. When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate

Comments/Address Changes:

I/We plan to attend the Annual Meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SENSYTECH, INC.